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                                                                    EXHIBIT 4.14

English Translation of:

This Commercial Lease Agreement is entered into in Seville this 1st day of July 2004, BY AND BETWEEN:

Mr. Cesar Pallares Gonzalez, of legal age, with T.I.N. number 5.349.875-Y, domiciled at Paseo de la Castellana, 122, Madrid 28046 and acting on behalf of the company DECESARIS, S.A. (hereinafter the "Landlord") with T.I.N. A-78914231 and registered address at Urbanizacion de La Rinconada 17, Carretera de Castilla, Madrid 28023 as its single administrator pursuant to the public instrument executed before the Notary Public of Madrid Mr. Luis Sanz Rodero on December 31, 1998 bearing the number 6,034 of his protocol files.

AND:

Mr. Isidoro Costillo Iciarra acting on behalf of the company TELVENT HOUSING, S.A. (hereinafter the "Tenant"), with T.I.N. A-83048553 and registered address at Valgrande, 6, Alcobendas Madrid in which he holds the position of General Manager pursuant to the public instrument executed before the Notary Public of Madrid Mr. Carlos Perez Baudin on June 19, 2001 bearing the number 2,088 of his protocol files.

WITNESSETH:

I.- WHEREAS, DECESARIS, S.A. is the legal owner of EDIFICIO MONTESIERRA 36 having a approximate total surface area of nine thousand eight hundred (9,800) m2 and located at Avenida de Montesierra number 36, Poligono Carretera Amarilla, Seville;

II.- WHEREAS, TELVENT HOUSING, S.A. is interested in leasing part of the aforementioned building's ground floor to perform its activities, more specifically a surface area of eight hundred and seventy-six and a half square meters (876.5 m2), plan of which is attached hereto;

III.- WHEREAS, both parties are interested in the lease of part of the aforementioned building and mutually recognize their sufficient legal capacity to execute this commercial lease agreement;

NOW, THEREFORE, LANDLORD AND TENANT DO HEREBY COVENANT, CONTRACT AND AGREE AS
FOLLOWS:

1.- OBJECT OF THE LEASE

The object of this commercial lease agreement is the surface area indicated in the second whereas clause above located on the ground floor of Edificio Montesierra 36, along with whatever may be inherent to it or ceded with it, more specifically two (2) parking spaces and three hundred and sixty-five square meters (365 m2) of the aforementioned building's terrace roof.

The leased surface area will be destined to any activity related to telecommunications in general or to the needs and corporate purpose of Tenant.

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2.- TERM OF AGREEMENT

This agreement shall have an initial term of six (6) years and five (5) months counting from the date it is executed.

Once the period of six (6) years and five (5) months have elapsed, the agreement will be implicitly and automatically renewed for successive five-year (5) periods up to a maximum of four (4) extensions, unless Tenant decides to exercise its right of not renewing the agreement by giving Landlord at least thirty (30) days' notice before the end of the initial term or any of its subsequent extensions. Each renewal will have the same terms and conditions for payments and rent increases as those set forth herein.

3.- RENT

The monthly rent agreed upon by both parties amounts to SIX THOUSAND FOUR HUNDRED AND SIXTY-TWO EUROS AND TWENTY-SEVEN CENTS ((euro) 6,462.27), plus V.A.T. at 16% or the prevailing rate and the ordinary communal expenses corresponding to the percentage attributed to the part of the building which is the object of this agreement. Both amounts shall be payable a month in advance, within the first seven (7) days of each month during which this agreement is in effect. Legal tax withholdings shall be made to the aforementioned rent should it be necessary. Said amounts shall be paid into the following account:

Holder: DECESARIS, S.A.

Bank: MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA

Market: Seville

Institution: 2098    Branch: 0145    D.C.: 58    Account Number: 0372000383

Tenant shall request the Bank to notify Landlord by means of a duplicate receipt of the amount thus deposited for the rent, and this receipt shall also serve as a proof of payment.

The obligation of paying the rent shall subsist even if the agreement has terminated until the premises are returned to Landlord.

4.- RENT REVIEWS

      - A percentage equivalent to the change in the National Consumer Price Index (CPI) published by the relevant Official Body for the period from January to December for the year prior to the date of the review shall be applied to the rent agreed upon of SIX THOUSAND FOUR HUNDRED AND SEVENTY-TWO EUROS AND TWENTY-SEVEN CENTS ((euro) 6,462.27). The first rent review is hereby set to be carried out on December 1, 2004. Both parties hereby agree to apply the relevant provisional index until the definitive index is published, without prejudice to making the relevant readjustments as a result of the aforementioned definitive index.

      - By mutual agreement of the parties, it is hereby established that the rent for the period running from December 2005 to November 2006 shall amount to exactly TEN THOUSAND FOUR HUNDRED EUROS AND TWENTY-THREE CENTS ((euro) 10,400.23).

      - By mutual agreement of the parties, it is hereby established that the rent for the period running from December 2006 to November 2007 shall amount to exactly TEN THOUSAND NINE HUNDRED AND TWENTY-SIX EUROS AND THIRTEEN CENTS ((euro) 10,926.13).

      - By mutual agreement of the parties, it is hereby established that the rent for the period running from December 2007 to November 2008 shall amount to exactly ELEVEN THOUSAND FOUR HUNDRED AND FIFTY-TWO EUROS AND THREE CENTS ((euro)

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            11,452.03).

During the whole term of this agreement, the percentage equivalent to the change of the General National Consumer Price Index ("CPI") published by the relevant Official Body for the period between January and December of the year prior to the date of the rent review shall be applied to the rent agreed upon by the parties. The date for the first of such reviews is hereby set for December 1, 2008.

The parties hereby agree to apply the relevant provisional index until the definitive index is published, without prejudice to making the relevant readjustments resulting from the aforementioned definitive index.

Nonetheless, in December 2020 and December 2020, the then prevailing rent may be reviewed either upwards or downwards to adjust it to market rents, as the case may be. Said adjustment will be made with both parties' agreement. Should such an agreement not be reached, each party shall appoint a renowned independent real estate expert or a qualified Real Property Agent (Agente de la Propiedad Inmobiliaria) belonging to a professional college. These experts should come to a mutual agreement on the market rent. For the purposes of this agreement, Aguirre Newman, CB Richard Ellis, Colliers Auguste Thouard, Forum Inmobiliario, FPD Savills, Healy & Baker, Jones Lang Lasalle and Knight Frank are hereby deemed to be renowned independent real estate experts.

Should the experts named above not reach agreement, the President of the Official College of Real Property Agents of Seville (Colegio Oficial de Agentes de la Propiedad de Sevilla) shall definitively set the new market rent for the leased surface area, without remedy of appeal.

The rent thus set will prevail in 2010 and 2020 respectively, and it shall also be subject to annual rent reviews pursuant to the provisions set forth in paragraph 5 of this clause.

The rent review procedure should be initiated at one of the parties' request at least four (4) months before the date in which it should take effect. Notice of the new rent should be given to both parties at least two (2) months before the agreement's renewal deadline.

The fees of the experts appointed by each party shall be incurred by the party that appointed them, and the fees of the President of the Official College of Real Property Agents of Seville shall be incurred by the party whose market rent valuation was further from the value determined by the said President.

5.- GOVERNING LAW

This commercial lease agreement shall be subject to the provisions set forth herein and prevailing special legislation (Urban Leases Law [Ley de Arrendamientos Urbanos] 29/1994 of November 24) and collaterally by the provisions set forth in the Civil Code.

6.- SECURITY DEPOSIT

Upon the execution of this agreement, Tenant pays Landlord a security deposit to the amount of TWELVE THOUSAND NINE HUNDRED AND TWENTY-FOUR EUROS AND FIFTY-FOUR CENTS ((euro) 12,924.54) equivalent to two (2) months' rent (excluding V.A.T.) pursuant to the provisions set forth in Article 36 of the Urban Leases Law. Said amount shall be converted into "Security Deposit Paper" (Papel de Fianza) upon the registration of this agreement at the Department of the Economy and Public Finance (Consejeria de Economia y Hacienda) of the Andalusia Regional Authority (Junta de Andalucia) pursuant to prevailing legislation. Said security deposit shall be returned to Tenant when the leased surface area is returned should no expenses, damages and other debts arising from this agreement and incurred by Tenant be applied.

7.- ASSIGNMENT AND SUBLEASING

Tenant may neither assign this agreement nor sublet the leased surface area, either wholly or in part.

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Notwithstanding the above, Tenant may assign this agreement and partially or wholly sublease the leased surface area or areas of Edificio Montesierras 36 to any company or institution belonging to the Telvent Group at any time during the term of this agreement without Landlord's consent, although it is obliged to inform Landlord of said assignment or sublease. Any agreements Tenant may execute with third parties concerning the provision of outsourcing services to telecommunications operators and other companies (services consisting of housing, maintaining and, should it be the case, operating communications and/or computer equipment and systems to operate communications networks owned by third parties) shall under no circumstances be considered as a sublease, assignment or transfer, unless the assignment of leased space to a single operator should exceed 80% of the leased surface area, in which case obtaining Landlord's prior authorization shall be necessary.

8.- WORKS AND REPAIRS

Landlord hereby authorizes Tenant to execute any kind of works whatsoever on the leased surface area during the term of this agreement that may be necessary to perform the activities set forth in the first Whereas Clause contained herein. In any event, said works shall be paid for and executed by Tenant and any that are of a permanent nature shall be kept to the benefit of the Building. Should Landlord so decide, Tenant shall proceed to demolish the aforementioned works at its own cost and return the leased surface area in its original state. Furthermore, Tenant hereby undertakes to build a separating wall between the leased surface area and the rest of the building.

Landlord for its part expressly undertakes to execute any works it may consider as necessary for the building in such a way that the operation of the equipment installed by Tenant is not affected. Should this come about, both parties shall reach an agreement as to the best way to solve the problem with the aim of making the works feasible without affecting the proper operation of the equipment installed.

The technical specifications that both the leased surface area as well as the rest of the building must meet are attached hereto as Annex 1.

9.- COSTS

Tenant shall pay for the costs arising from the consumption of electric power, water, gas and telephone, as well as the costs resulting from contracting, acquiring, maintaining, repairing and replacing these utilities' corresponding metering devices and installations. Tenant shall likewise register such services in its name.

The payment of ordinary communal costs in accordance with the percentage set for the leased area shall also be Tenant's responsibility. Landlord shall give Tenant notice of the calling of the meeting to be held to constitute the Condominium of Owners (Comunidad de Propietarios) which will decide upon the nature and amount of such costs, which in any event should be reasonable and in accordance with market conditions. Nonetheless, receipts for the aforementioned costs should be made available to Tenant through the Building's Administrator or the Condominium's President for any kind of verification it may wish to make.

Landlord shall be responsible for paying the Property Tax (Impuesto sobre Bienes Inmuebles) levied on the Building which is the object of this agreement.

10.- INSURANCE

Tenant hereby undertakes to take out a multi-risk third-party insurance policy to cover any damages that may occur in the leased surface area. Tenant shall provide Landlord with a photocopy of said policy.

11.-

Tenant hereby states that it is aware of the physical state of the leased surface area as it has carried out a thorough inspection, likewise stating that the Building's facade and common areas are undergoing

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refurbishment work. Tenant also states hereby that it is aware of the Building's situation regarding Town Planning Regulations concerning the uses for which it is authorized and hereby takes responsibility for any consequences that may arise from said uses.

12.-

Tenant hereby states that the address first written above shall be its address for any notices that may have to be given for the purposes of this agreement.

13.- TENANT'S OBLIGATIONS

Tenant hereby undertakes:

      a) Not to store or handle noxious or unhealthy materials in the leased surface area and to always comply with prevailing national and municipal ordinances.

      b) To allow access to the leased surface area to Landlord and to any workers or experts it may send so that they may execute, inspect and verify any kind of works whatsoever affecting the leased surface area. In this regard, Landlord shall be obliged to give Tenant at least forty-eight hours' notice of the need to access the leased surface area and hereby undertakes to ensure that such access shall only occur within office hours and in such a way so as not to affect Tenant's activities.

14.-

Landlord shall not be held liable in any way whatsoever should the competent national or municipal authorities not grant Tenant a license to perform its activities or prohibit it from performing them after having received such authorization. Any authorization or license that may be needed to perform the activities agreed upon herein shall be processed and paid for by Tenant. The fact that such licenses are not granted shall be sufficient cause for the termination of this agreement and Landlord shall not be entitled to seek compensation from Tenant for this reason.

15.- CAUSES FOR TERMINATION

The following shall be causes for the termination of this agreement:

      a) Non-payment of two monthly rent installments, as well as continuously making delayed payments of the rent agreed upon herein.

      b) Non-payment of any of the amounts Tenant has undertaken to pay or that correspond to the lease.

      c) Should unpleasant, unhealthy, noxious, dangerous or illegal activities be performed in the leased surface area.

      d) Termination shall proceed should Tenant not put a breach right once 15 days have elapsed from Landlord giving irrefutable notice to do so.

16.- TAXES

All taxes, contributions, permits and duties corresponding to the performance of the business to which the Building's leased surface area is dedicated to shall be solely paid by Tenant. On the other hand, any taxes, contributions, permits, and duties levied on the title or ownership of the leased surface area shall be paid by Landlord.

17.- ADVERTISING

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Tenant is hereby authorized to install billboards, signs and advertising, including fluorescent signs, concerning its activities both inside the Building and on its facade. This should be done in compliance with the provisions set forth in municipal regulations and in the Articles of Condominium. Tenant shall be responsible for obtaining the necessary municipal licenses and permits to do so, and shall also be responsible for paying any taxes and expenses that may result from their installation and operation.

18.- PREFERENTIAL ACQUISITION RIGHTS

The parties expressly agree hereby that the preferential acquisition rights set forth in Article 31 in relation to Article 25 of the Urban Leases Law shall not be applicable, and Tenant thus waives its entitlement to such rights. Without prejudice to the foregoing, should Landlord wish to sell the Building, Landlord hereby undertakes to expressly inform the new owner of this agreement's existence and of its contents.

19.- COMPENSATION FOR TENANT

Concerning the activities that Tenant will perform in the leased surface area, both parties expressly agree hereby to waive the application of Article 34 of the Urban Leases Law. Tenant therefore waives its entitlement to compensation as set forth in said Article.

20.-

Tenant hereby states that it knows the Articles of Condominium and undertakes to comply with them. Concerning the interpretation and performance of this agreement, both parties expressly submit themselves to the Courts of Seville and expressly waive any privileges they may enjoy.

21.-

Tenant shall maintain the ownership of any of the goods it may install in the Building's leased surface area and shall consequently remove them upon the termination of this agreement.

IN WITNESS WHEREOF, both parties have hereunto set their hand in duplicate in the place and at the date first mentioned above.

LANDLORD                                                    TENANT

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P.P. DECESARIS, S.A.                                PP. TELVENT HOUSING, S.A.

MR. CESAR PALLARES GONZALEZ                         MR. ISIDORO COSTILLO ICIARRA

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